Company Release - 08/31/2006 10:14
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ALFACELL  UPDATES  PROGRESS ON CLINICAL  DEVELOPMENT  PROGRAM FOR ONCONASE(R) IN
MALIGNANT MESOTHELIOMA

BLOOMFIELD, N.J., Aug. 31 /PRNewswire-FirstCall/ -- Alfacell Corporation (Nasdaq: ACEL) announced today an update regarding the ongoing randomized, multi-center, multi-national, confirmatory Phase IIIb registration study for its lead anti-cancer drug, ONCONASE(R) (ranpirnase). This pivotal trial is evaluating the effectiveness of ONCONASE plus doxorubicin in improving the survival of patients with unresectable malignant mesothelioma (UMM) over doxorubicin alone.

The Company's Chief Executive Officer and Chairman of the Board of Directors, Kuslima Shogen, commented, "As a result of our recently completed financing we are in a strong position to further accelerate our clinical and regulatory strategy for ONCONASE. To date, we have accrued more than 360 patients, and are awaiting the 316 events required to trigger the final analysis. We look forward to completing the study and to adhering closely to our desired critical path, which centers on positive results from the final analysis leading to the filing of an NDA."

Shogen stated, "ONCONASE has previously been granted Fast Track status by the FDA for UMM, which allows us the opportunity to submit sections of an NDA as they are prepared. As such, we are continuing to finalize components of the Chemistry Manufacturing and Controls (CMC) section, which we plan to submit by end of third quarter 2006."

Shogen concluded, "Overall, we are pleased with the consistent progress the Company has made in the ONCONASE UMM clinical program, and that we remain on track with our previously stated timelines. We look forward to providing future updates on our progress toward marketing approval, as well as ongoing and new ONCONASE trials in major cancers."

About ONCONASE(R)

ONCONASE  is  a   first-in-class   therapeutic   from   Alfacell's   proprietary
ribonuclease (RNase) technology platform. ONCONASE has been shown to target tumor cells while sparing normal cells. ONCONASE is internalized by endocytosis and released into the cytosol of the cancerous cell, where it selectively degrades tRNA beyond repair. In doing so, ONCONASE inhibits protein synthesis, stops cell cycle proliferation, and induces apoptosis (programmed cell death).

ONCONASE has previously been granted Orphan Drug designation from EMEA and TGA (Australia), as well as Fast Track status by the FDA. The Company is also conducting an ONCONASE Phase I / II trial in Non-Small Cell Lung Cancer (NSCLC).

About Alfacell Corporation

Alfacell Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for cancer and other life-threatening diseases, using its proprietary ribonuclease (RNase) technology platform. For more information, please visit http://www.Alfacell.com.

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This press release includes  statements that may constitute  "forward-  looking"
statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such
differences  include,  but  are  not  limited  to,  uncertainties   involved  in
transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Media Contact:                      Investor Contact:
    Michael Lampe                       Tara Spiess
    Feinstein Kean Healthcare           TS Communications Group, LLC
    (732) 603-3892                      (914) 921-5900
    michael.lampe@fkhealth.comSpiess@biotechirpr.com

SOURCE Alfacell Corporation

________________________________________________________________________________
Contact: Media Contact: Michael Lampe of Feinstein Kean Healthcare, for Alfacell Corporation, +1-732-603-3892, michael.lampe@fkhealth.com; or Investor Contact:
Tara Spiess of TS Communications Group, LLC, +1-914-921-5900, Spiess@biotechirpr.com

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